UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2016

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 3, 2016, RetailMeNot, Inc. (the “Company”) issued a press release reporting its preliminary financial results and posted financial information and commentary (the “Prepared Remarks”) from G. Cotter Cunningham, its President and Chief Executive Officer, and J. Scott Di Valerio, its Chief Financial Officer, on its investor website, www.investor.retailmenot.com, each for the quarter ended March 31, 2016. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this Current Report under this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreement with G. Cotter Cunningham.

On May 1, 2016, the Company and G. Cotter Cunningham, the Company’s President and Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Cunningham’s existing employment agreement to provide that equity awards granted to Mr. Cunningham on or after January 1, 2017 will no longer accelerate solely upon a change in control (as defined in the Amendment). Prior to the Amendment, Mr. Cunningham’s employment agreement provided that all equity awards granted to Mr. Cunningham shall, upon a change in control (as defined therein), accelerate and vest and become exercisable in full with respect to 50% of any unvested shares subject to the awards, conditioned upon his continued employment with the Company through the occurrence of such change in control. This right shall continue to exist with respect to equity awards granted to Mr. Cunningham on or before December 31, 2016.

Additionally, the Amendment provides that in the event Mr. Cunningham is terminated without cause or resigns for good reason, all equity awards made to Mr. Cunningham on or after January 1, 2016 will no longer accelerate and vest and become exercisable in full with respect to 100% of any unvested shares subject to such awards, unless such termination event occurs in connection with a change in control. Prior to the Amendment, Mr. Cunningham’s employment agreement provided that he was entitled to vesting acceleration with respect to 100% of any outstanding unvested equity awards in the event of his termination without cause or resignation for good reason regardless of the occurrence of a change in control. This right shall continue to exist with respect to equity awards granted to Mr. Cunningham on or before December 31, 2015.

The foregoing description of the Amendment is qualified in its entirety by the text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement dated May 1, 2016, by and between the Company and G. Cotter Cunningham

99.1	Press Release dated May 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: May 3, 2016	/s/ Jonathan B. Kaplan
Jonathan B. Kaplan
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement dated May 1, 2016, by and between the Company and G. Cotter Cunningham

99.1	Press Release dated May 3, 2016